Exhibit 99.1 (b) 3

TechRx Incorporated

Consolidated Statements of Operations

	Eleven Months Ended May 31 2002	Year Ended June 30 2001
	(Dollars in Thousands)
Revenues (including $996 and $1,020 in 2002 and 2001, respectively, from NDCHealth)
Retail independent pharmacies	$23,642	$25,395
Retail chain pharmacies	8,453	9,272
Mail order and institutional pharmacies	6,607	6,925
Canadian pharmacies	2,738	3,461

Total revenues	41,440	45,053
Cost of revenues (including $4,811 and $6,850 in 2002 and 2001, respectively, from NDCHealth)	26,189	30,113

Gross profit	15,251	14,940

Operating expenses:
Sales and marketing (including $5,500 and $6,000 in 2002 and 2001, respectively, to NDCHealth)	10,787	13,254
Software development	9,138	10,725
General and administrative	6,629	8,361
Restructuring charge	1,406	1,980
Impairment of assets	—	7,102

Total operating expenses	27,960	41,422

Loss from operations	(12,709)	(26,482)

Other income (expense):
Interest income	154	686
Interest expense (including $323 and $235 in 2002 and 2001, respectively, to NDCHealth)	(1,084)	(581)
Other expense	(125)	(90)

Total other (expense) income	(1,055)	15

Loss before income tax expense	(13,764)	(26,467)

Income tax expense	—	60

Net loss	$(13,764)	$(26,527)

See accompanying notes.